Exhibit 99.1

(1)         The amount reported represents shares of common stock, par value $0.01, of Great Wolf Resorts, Inc. (the “Issuer”) held of record by K-9 Holdings, Inc. (“K-9 Holdings”) following the merger on May 4, 2012 of K-9 Holdings’ wholly-owned subsidiary, K-9 Acquisition, Inc., with and into the Issuer, pursuant to the Agreement and Plan of Merger dated as of March 12, 2012 among K-9 Holdings, K-9 Acquisition, Inc. and the Issuer, as described in the Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission on March 13, 2012 (File No. 005-80533), each as amended.

K-9 Investors, L.P (“K-9 Investors”) is the sole stockholder of K-9 Holdings.  Apollo Management VII, L.P. (“Management VII”) is the manager of K-9 Investors.  AIF VII Management, LLC (“AIF VII Management”) is the general partner of Management VII.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VII Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP.  Each of K-9 Investors, Management VII, AIF VII Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the shares of the Issuer’s common stock held of record by K-9 Holdings, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of K-9 Investors is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of K-9 Holdings, Management VII, AIF VII Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th St., 43rd Floor, New York, New York 10019.